Exhibit 99.1

Green Giant Inc. Announces Pricing of Public Offering

HANZHONG, China, Dec. 12, 2023 (GLOBE NEWSWIRE) -- Green Giant Inc. (NASDAQ:GGE) (“GGE” or the “Company”), a real estate developer in China and operator of green energy business in the U.S. today announced that it has entered into a securities purchase agreement with certain accredited investors to sell $5.95 million of its units, each consisting of one share of its common stock, $0.001 par value per share, one Class A common warrant to purchase one share of common stock and one Class B common warrant to purchase one share of common stock, and pre-funded units, each consisting of one pre-funded warrant, one Class A common warrant to purchase one share of common stock and one Class B common warrant to purchase one share of common stock,

Under the terms of the securities purchase agreement, GGE has agreed to sell 35,000,000 units at a per unit purchase price of $0.17. The Class A common warrants will be exercisable immediately upon the increase of the Company’s authorized shares for a term of five years and have an initial exercise price of $0.17 subject to certain reset 30 trading days after the increase of the Company’s authorized shares. The Class B common warrants will be exercisable immediately upon the date of issuance for a term of five years and have an initial exercise price of $0.27. In addition to the customary cashless exercise rights provided in both the Class A common warrants and the Class B common warrants, the Class B common warrants will also provide an alternate cashless exercise allowing the holder to right to exercise at any time, on a cashless exercise basis for a larger number of shares of common stock under certain conditions. The Company agreed to hold a shareholders’ meeting within 120 days of closing of the Offering to increase the authorized share of common stock of the Company. The holders of the warrants agreed not to exercise cashlessly below $1.50 during the first 20 trading days after effectuation of a reverse split of the common stock.

Maxim Group LLC is acting as the sole placement agent, on a reasonable best effort basis, for the offering.

The closing of the offering is expected to occur on or about December 14, 2023, subject to satisfaction of customary closing conditions.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-270324) previously filed with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective on May 2, 2023. The securities may be offered only by means of the written prospectus supplement and the accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the public offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, together with the information incorporated therein, for more complete information about GGE and the proposed offering. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All “forward-looking statements” relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company’s business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company’s business and risks related to operating in China. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About Green Giant Inc.

Green Giant Inc. (NASDAQ: GGE), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a real estate developer in China and operator of green energy business in U.S. The Company engaged on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China’s Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. Since November 2022, the Company started to explore the possibility of entering into the green energy sector in the U.S. We started trading metal, the end-product of battery recycling, since April 2023. .For further information about Green Giant Inc., please go to www.gge.com.

Company contact:

Jeffrey Zhou, Assistant Controller
Tel: 86 13918223299

Email: jeffreyz@gge.com